SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2003

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Item 5.    Other Events and Regulation FD Disclosure.

On August 19, 2003, the Registrant issued a press release announcing that its majority-owned subsidiary, 454 Life Sciences, has obtained an exclusive license for sole use of sequencing by synthesis and pyrophosphate based sequencing for whole genome applications from Pyrosequencing AB, a global technology solutions provider for the Applied Genomics market. For the five years of exclusive license rights 454 Life Sciences is obligated to make a minimum of $4.5 million USD (approximately 36.5 MSEK) in up-front payments and minimum royalties. After year five, 454 Life Sciences has an option to maintain the exclusivity throughout the lifetime of the licensed patents at an additional cost of $0.5 – $1 million USD per year.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: August 20, 2003	By:	/s/ JONATHAN M. ROTHBERG
Name: Jonathan M. Rothberg Title: Chief Executive Officer, President and Chairman of the Board

Exhibit Index

The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press Release dated August 19, 2003.